INTERNATIONAL PLACEMENT FACILITATION AGREEMENT

among

COMPANHIA PARANAENSE DE ENERGIA - COPEL

ESTADO DO PARANÁ

BTG PACTUAL US CAPITAL, LLC

ITAU BBA USA SECURITIES, INC.

BRADESCO SECURITIES, INC.

MORGAN STANLEY & CO. LLC

and

UBS SECURITIES LLC

relating to

549,171,000 Common Shares of

COMPANHIA PARANAENSE DE ENERGIA - COPEL

August 8, 2023

TABLE OF CONTENTS

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COMPANHIA PARANAENSE DE ENERGIA - COPEL

549,171,000 Common Shares

International Placement Facilitation Agreement

August 8, 2023

Estado do Paraná
Palácio Iguaçu - Praça Nossa Senhora de Salette, s/nº - Centro Cívico
CEP 80530-909, Curitiba, Paraná

Brazil

Companhia Paranaense de Energia - COPEL
Rua José Izidoro Biazetto, 158, Bloco A
Curitiba, PR, 81200-240

Brazil

Ladies and Gentlemen:

Companhia Paranaense de Energia – COPEL (the “Company”), a sociedade de economia mista organized and existing under the laws of the Federative Republic of Brazil (“Brazil”) and Estado do Paraná (the “Selling Shareholder”) have entered into the Contrato de Coordenação, Garantia Firme de Liquidação e Distribuição de Ações Ordinárias da Companhia Paranaense de Energia - COPEL (the “Brazilian Underwriting Agreement”), dated the date hereof, with Banco BTG Pactual S.A., Banco Itaú BBA S.A., Bradesco BBI S.A., Banco Morgan Stanley S.A. and UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., (jointly, the “Brazilian Underwriters”), for the issuance and sale by the Company and the sale by the Selling Shareholder of an aggregate of 549,171,000 common shares, no nominal value (the “Common Shares”) of the Company (the “Firm Securities”), in the amounts set forth in Schedule A hereto and pursuant to and as set forth in the Brazilian Underwriting Agreement. In addition, solely for the purpose of covering over-allotments, if any, we understand that the Company has granted to Banco Itaú BBA S.A. the option, exercisable upon notice to the other Brazilian Underwriters, to place up to an aggregate of 82,375,650 additional Common Shares (collectively, the “Additional Securities”) in the amount set forth in Schedule A hereto and pursuant to the Brazilian Underwriting Agreement. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Offered Securities.”

The Offered Securities will be offered and sold by the Company and the Selling Shareholder in Brazil pursuant to the Brazilian Underwriting Agreement (i) without registration under the U.S. Securities Act of 1933, as amended, and together with the rules and regulations thereunder (collectively, the “Securities Act”), in reliance upon certain exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and/or (ii) under the automatic registration process with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”), in accordance with CVM Resolution No. 160, dated July 13, 2022, as amended (the “CVM Resolution No. 160”), Law No. 6,385, of December 7, 1976, as amended (the “Brazilian Securities Market Federal Law”) and ANBIMA (as defined below) Code of Regulation and Best Practices for Structuring, Coordinating and Distributing Public Securities Offers and Public Securities Acquisitions and other applicable legal provisions.

Pursuant to Article 53 of CVM Resolution No. 160, the offering of the Offered Securities is subject to a priority allocation (the “Priority Allocation”) in Brazil pursuant to which the Company’s existing shareholders have the right to subscribe for their pro-rata share of the Offered Securities offered according to their interest in the Company’s capital stock as of certain dates. The Priority Allocation has not been and will not be registered under the Securities Act or under any U.S. state securities laws. Accordingly, the Priority Allocation will be made only as part of the Brazilian Offering (as defined below) in reliance upon certain exemptions from, or in transactions not subject to, the registration requirements of the Securities Act, and the Priority Allocation will not be made available to investors in the United States or to any U.S. person (as defined in Rule 902 of Regulation S under the Securities Act, as such regulation may be amended from time to time (“Regulation S”)), and will not be made available or included as part of the International Offering (as defined below). For the avoidance of doubt, (i) all references to the issuance, offer, placement or sale of the Offered Securities in the context of the International Offering shall not include the Priority Allocation, and (ii) all references to the Offered Securities in the context of the International Offering shall not include the Offered Securities issued, offered or sold by the Company in connection with the Priority Allocation (which shall only be made available as part of the Brazilian Offering).

In addition, a portion of the Offered Securities will be placed outside Brazil pursuant to this international placement facilitation agreement (this “Agreement”), settled in Brazil and paid for in Brazilian reais pursuant to the Brazilian Underwriting Agreement, in transactions subject to the registration requirements of the Securities Act. The Company and the Selling Shareholder understand that the Brazilian Underwriters have appointed BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC (collectively, the “International Agents”), for whom BTG Pactual US Capital, LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Morgan Stanley & Co. LLC, and UBS Securities LLC are acting as representatives (the “Representatives”), as their agents for the facilitation of the placement of the Offered Securities outside Brazil, including in the United States, pursuant to this Agreement. Offered Securities purchased by non-Brazilian investors will be placed outside Brazil by the International Agents, settled in Brazil and paid for in Brazilian reais in accordance with the Brazilian Underwriting Agreement. Settlement for the Offered Securities will be governed by the procedures, terms and conditions set forth in the Brazilian Underwriting Agreement. Non-Brazilian investors purchasing the Offered Securities must be authorized to invest in Brazilian securities under the requirements established by the Brazilian Monetary Council (Conselho Monetário Nacional), the CVM and the Brazilian Central Bank (Banco Central do Brasil, the “Central Bank”), as applicable.

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The International Agents are not under any obligation to purchase the Offered Securities and are acting strictly as placement agents. Each of the Company, the Selling Shareholder and the several International Agents agree that any placement fees, commissions or other compensation payable to the International Agents in consideration of the offer, sale and placement of the Offered Securities under this Agreement to investors who are outside of Brazil (the “Agent Compensation”), form a part of the underwriting fees, commissions and other compensation payable to the Brazilian Underwriters, and are being paid as set forth in the Brazilian Underwriting Agreement and/or as set forth in the agreements between each Brazilian Underwriter and its affiliated International Agent, as the case may be.

The placement of the Offered Securities to persons outside of Brazil by the International Agents is referred to herein as the “International Offering.” The offering of the Offered Securities by the Brazilian Underwriters to persons in Brazil is referred to herein as the “Brazilian Offering.” The International Offering and the Brazilian Offering are referred to collectively herein as the “Global Offering.”

In connection with the offer and sale of the Offered Securities under the Brazilian Offering, the Company has prepared a Portuguese-language Brazilian preliminary prospectus, dated July 26, 2023, which incorporates by reference a Formulário de Referência, to be distributed in connection with the offer and sale of the Offered Securities in Brazil (as amended from time to time, the “Preliminary Brazilian Prospectus”), a Portuguese-language Brazilian final prospectus, dated as of the date hereof, which incorporates by reference a Formulário de Referência, to be distributed in connection with the offer and sale of the Offered Securities in Brazil (the “Final Brazilian Prospectus” and, together with the Preliminary Brazilian Prospectus, each a “Brazilian Prospectus” and, together, the “Brazilian Prospectuses”).

In connection with the placement of the Offered Securities in the International Offering, the Company has prepared and filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (File No. 273432) under the Securities Act, dated July 26, 2023, relating to the International Offering under the Securities Act and including the related base prospectus in the Form F-3 (the “Base Prospectus”), which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the International Agents (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to

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be part of the Registration Statement at the Effective Time, and (iii) any registration statement filed to register the International Offering pursuant to Rule 462(b) under the Securities Act.

The Company has furnished to the Representatives, for use by the International Agents and by dealers in connection with the International Offering, copies of one or more “preliminary prospectus supplements” relating to the International Offering. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, as amended or supplemented, in the form so furnished, including the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the International Offering, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act), in the form first furnished by the Company to the Representatives for use by the International Agents and by dealers in connection with the International Offering.

Except where the context otherwise requires, (i) “Final Offering Document,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, (ii) “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto, and (iii) “Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by International Agents,” the Pre-Pricing Prospectus and all Permitted Free Writing Prospectuses, if any.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectuses shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein prior to 08:00 p.m. (New York City time) on August 8, 2023 (the “Initial Sale Time”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such documents (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or such Permitted Free Writing Prospectuses, as the case may be, and deemed to be incorporated by reference therein. The time of settlement for the Firm Securities (Data de Liquidação), as set forth in the Brazilian Underwriting Agreement, is hereinafter referred to as the “First Closing Date” and the time of settlement for the Additional Securities (Data de Liquidação das Ações Suplementares) as set forth in the Brazilian Underwriting

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Agreement is referred to the “Additional Closing Date” (and, together with the First Closing Date, each a “Closing Date”).

For the purposes of this Agreement, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, executive order or regulation to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Selling Shareholder understand and agree that the offering and placement of the Offered Securities to investors who are outside Brazil may increase the market and therefore the demand for the Offered Securities and that the facilitation thereof by the International Agents is necessary and desirable. Accordingly and in consideration of the offer and placement of the Offered Securities to investors who are outside of Brazil by the International Agents, the Company and the Selling Shareholder hereby agree with the several International Agents as follows:

Section 1.         Representations and Warranties of the Company. The Company represents and warrants to the International Agents as set forth below:

(a)              The Company and the transactions contemplated in this Agreement in connection with the offer, placement and/or sale of the Offered Securities meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the International Offering.

(b)              The Registration Statement complied at the Effective Time, and complies as of the date hereof in all material respects, with the requirements of the Securities Act; the Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; the conditions to the use of Form F-3 in connection with the offering, placement and/or sale of the Offered Securities as contemplated hereby have been satisfied; the Registration Statement meets, and the offering, placement and/or sale of the Offered Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act including, without limitation, Rule 415(a)(5); each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date each Pre-Pricing Prospectus was filed with the Commission and ends at each Closing Date did or will any such Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or each Closing Date, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or each Closing Date, as applicable, together with any “road show” as defined in Rule 433(h) under the Securities Act or any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to

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state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Offering Document will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the First Closing Date, and as of the Additional Closing Date, in all material respects, with the requirements of the Securities Act (in the case of the Final Offering Document, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Final Offering Document and the date the Final Offering Document is filed with the Commission and ends at each Closing Date did or will the Final Offering Document, as amended or supplemented prior to each such Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date hereof and ends at each Closing Date did or will the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Final Offering Document or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an International Agent furnished to the Company in writing by the Representatives on behalf of an International Agent, expressly for use therein, which shall consist solely of the names of the International Agents in the Prospectus Supplement (collectively, the “Agent Information”), it being further understood and agreed that each International Agent’s obligations are solely with respect to the information furnished by such International Agent).

(c)              The Company has filed the Registration Statement with the Commission, the Registration Statement have become effective under the Securities Act, to the Company’s knowledge, no stop order preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement has been issued, and no proceedings for such purposes or pursuant to Section 8A of the Securities Act against the Company or related to the offering have been instituted or, to the Company’s knowledge, threatened by the Commission.

(d)              The Company has filed or furnished all the documents required to be filed or furnished by it with the Commission pursuant to the Exchange Act, including but not limited to its (i) annual report on Form 20-F/A for the year ended December 31, 2022, and (ii) report on Form 6-K containing its financial statements and financial information and results as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022. Each document filed or to be filed by the Company under the Exchange Act complied, and will comply when so filed, in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document, at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. There are no contracts or documents that are required to

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be described in the Registration Statement, the Disclosure Package or the Final Offering Document or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(e)              Prior to the termination of the International Offering, the Company has not filed any amendment to the Registration Statement or supplement to the Disclosure Package or Final Offering Document which shall not have previously been furnished to the International Agents or of which the International Agents shall not previously have been advised or to which any International Agent shall have reasonably objected in writing.

(f)              The Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectuses except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission, the sending or giving, by any International Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; none of the Company or the International Agents is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer, placement and/or sale of the Offered Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act. The Company has complied and will comply with the requirements of the Securities Act and the rules and regulations thereunder with respect to the use of free writing prospectuses by an “ineligible issuer” (as defined in Rule 405) in connection with the offering of the Offered Securities.

(g)              (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Common Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.

(h)              The Company is not, and, after giving effect to the offering, placement and/or sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Offering Document, will not be, an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(i)              except for the stabilization activities to be carried out pursuant to the “Contrato de Prestação de Serviços de Estabilização de Preço de Ações Ordinárias de Emissão de Companhia Paranaense de Energia” among Banco Itaú BBA S.A., Itaú Corretora de Valores S.A., the Company, the Selling Shareholder, and the other Brazilian

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Underwriters, as consenting parties, dated August 8, 2023 (the “Brazilian Stabilization Agreement”), neither the Company nor any of its subsidiaries (as defined below) or affiliates (as defined in Rule 405 under the Securities Act) has taken or will take, directly or indirectly, any action designed to, or which could reasonably be expected to cause or result in, any stabilization or manipulation of the price of any equity security of the Company to facilitate the placement, initial sale or resale of the Offered Securities under the Exchange Act, or otherwise. Neither the Company nor any of its subsidiaries or affiliates has issued or will issue, without the prior consent of the Representatives and the Brazilian Underwriters, any stabilization announcement referring to the proposed issue of Offered Securities. For the purposes of this Agreement: the term (i) “subsidiary” shall mean, as to any person, any entity of which such person directly or indirectly owns a majority of the outstanding voting shares and which such person otherwise has the ability to elect a majority of the members of the board of directors or the governing body; and (ii) “Material Subsidiary” shall mean, as to any person, any subsidiary of such person which, on any given date of determination, accounts for more than 15% of such person’s total assets, as such total assets are set forth on the most recent consolidated financial statements of such person prepared in accordance with U.S. generally accepted accounting principles (or if any such person does not prepare financial statements in U.S. generally accepted accounting principles, consolidated financial statements prepared in accordance with such other generally accepted accounting principles then applicable to such person).

(j)              The Company has been duly organized and is validly existing as a sociedade de economia mista in good standing (to the extent that good standing is applicable under applicable law) under the laws of Brazil. Each of the Company’s Material Subsidiaries has been duly incorporated under the laws of the jurisdiction in which it is chartered or organized and is validly existing as a corporation, limited liability company, or other business organization form in good standing (to the extent applicable) under the laws of the jurisdiction in which it is chartered or organized. Each of the Company and its Material Subsidiaries is licensed (if and to the extent required by law) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Offering Document and to enter into and perform its obligations under this Agreement and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction that requires such qualification, except, in the case of its Material Subsidiaries, where the failure to be so qualified will not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the documents incorporated by reference therein (including the (i) annual report on Form 20-F/A of the Company for the year ended December 31, 2022 , and (ii) report on Form 6-K containing the Company’s financial statements and financial information and results as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022), the Company owns, directly or indirectly, all of the outstanding equity interests of its Material Subsidiaries. For the purposes of this Agreement: the term “Material Adverse Effect” shall mean A) any material adverse effect on the condition (financial or otherwise), business, properties, earnings or prospects of the Company, together with its consolidated subsidiaries, or (B) any material adverse effect on the ability of the Company to perform its obligations under any of this Agreement, the Brazilian

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Underwriting Agreement, the Brazilian Stabilization Agreement, the services agreement to be entered into with the B3 (the “B3 Services Agreement”) (collectively, the “Transaction Documents”) or any other document executed or delivered by the Company in connection herewith or therewith.

(k)              All the outstanding shares of capital stock, if any, of each Material Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable except, in the case of the Material Subsidiaries, as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company, either directly or through subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l)              All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Common Shares are duly listed, and admitted and authorized for trading on the Nível 2 (“Level 2”) listing segment of the B3 under the ticker symbol “CPLE3”.

(m)              The Offered Securities are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, any restriction upon the voting or transfer thereof, in each case pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. No holder of the Offered Securities will be subject to personal liability for any debt or any other liability of the Company by reason of being such a holder. Except as disclosed in the Disclosure Package and the Final Offering Document, (i) other than the Company’s outstanding American depositary shares (as evidenced by American depositary receipts), each representing one unit consisting of one Common Share and four preferred class B shares, no par value, of the Company (the “Existing ADSs”), there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase any shares of the capital stock of the Company and (ii) there are no restrictions upon the transfer of the Offered Securities pursuant to the Company’s organizational documents or any statutory provisions of Brazilian law or under any rule, regulation or order of any Brazilian governmental agency or body or court applicable to the Company, or any agreement or other instrument to which the Company is a party or by which it is bound.

(n)              [reserved].

(o)              The capital stock of the Company, including the Offered Securities, conforms in all material respects to the description thereof, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document.

(p)              Each of this Agreement and the other Transaction Documents to which the Company is a party has been duly authorized, executed and delivered by the Company; and, assuming due authorization, execution and delivery thereof by each party to those documents (other than the Company), when executed and delivered by the Company, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws

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affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of this Agreement in the Registration Statement, the Disclosure Package and the Final Offering Document fairly summarize the rights and obligations of the parties thereto.

(q)              [reserved].

(r)              No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over the Company or any of its properties or assets (each a “Government Authority”) is required (x) for the issuance, sale, placement and delivery, as applicable, of each of the Offered Securities by the Company, or for the sale, placement and delivery, as applicable, of each of the Offered Securities by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement and the Brazilian Underwriting Agreement, or (y) the execution, delivery or performance by the Company of any of its obligations under this Agreement or the Brazilian Underwriting Agreement in the manner contemplated in the Registration Statement, the Disclosure Package and the Final Offering Document, except for (i) the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, (ii) such consents as may be required under state or foreign securities or blue sky laws, (iii) such as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil in connection with the purchase, distribution and/or placement of the Offered Securities by the International Agents and the Brazilian Underwriters, as applicable, (iv) maintenance of the Company’s adherence to the rules of B3’s Level 2 listing segment, (v) the (A) maintenance of the Company’s registration with the CVM as a category “A” publicly traded company (companhia aberta) (emissor de valores mobiliários – categoria “A” da CVM), (B) registration of the Offered Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (vi) registration of the offering of the Offered Securities by the Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais (“ANBIMA”), as provided for in this Agreement and in the Brazilian Underwriting Agreement, provided that such registration request shall be duly filed, as required by the regulations of ANBIMA, within 15 days of the date of the Anúncio de Encerramento da Oferta Pública de Distribuição de Ações Ordinárias da Companhia Paranaense de Energia – COPEL, (vii) such filings or consents as may be required by the by-laws and rules of the Financial Industry Regulatory Authority Inc. (“FINRA”) in connection with the use of the Base Prospectus and the placement of the Offered Securities by the International Agents, (viii) the approval by the CVM of the offering of the Offered Securities as contemplated by the Brazilian Underwriting Agreement, which has been obtained and remains in full force and effect or will be obtained prior to the First Closing Date, (ix) such approvals as may be required from the Central Bank for any payments outside Brazil, (x) the filing with the Court of Accounts of the State of Paraná (Tribunal de Contas do Estado do Paraná – TCE/PR) of the legal and financial supporting documents regarding the transformation of the Company into a corporation, which have been duly filed, and (xi) the approval by the Federal Court of Accounts (Tribunal de Contas da União – TCU), in relation to the amounts to be paid by the Company for the grant bonus to renew the concession of Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) plants, which has been obtained and remains in full force and effect on the date hereof.

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(s)              The Offered Securities (including those to be placed by the International Agents) to be issued, placed, sold and delivered by the Company hereunder and under the Brazilian Underwriting Agreement have been fully and validly authorized and, when issued and delivered against payment therefor as provided in the Brazilian Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Company’s share capital contained in the Registration Statement, the Disclosure Package and the Final Offering Document; and, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, the issuance of the Offered Securities (including those placed outside Brazil by the International Agents) is not subject to any preemptive or similar rights.

(t)              The Company is not currently in violation of its charter, by-laws or comparable organizational documents; neither the execution and delivery of each of the Transaction Documents to which the Company is a party, nor the issue, sale, placement and delivery, as applicable, of the Offered Securities or the consummation of any of the transactions described or contemplated in the Transaction Documents, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or comparable organizational documents of the Company or any of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

(u)              The consolidated historical financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package and the Final Offering Document, together with the related notes, have been prepared in accordance with International Financial Reporting Standards – IFRS, applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated; the selected financial information for the year ended December 31, 2022 set forth under the caption “Selected Financial Information” in the Prospectus Supplement fairly presents, on the basis stated therein, the information included therein; the financial information set forth under the caption “Financial Statements” in the report on Form 6-K of the Company containing its financial information and results as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022, incorporated by reference in the Disclosure Package and the Final Offering Document fairly presents, on the basis stated in the Pre-Pricing Prospectus and the Final Offering Document, the information included therein. Except as disclosed in the Disclosure Package and the Final Offering Document, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its consolidated

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subsidiaries, taken as a whole, since December 31, 2022. The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document fairly present the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document and the books and records of the respective entities presented therein.

(v)              There are no pro forma or consolidated financial statements or other financial statements or data which are or were required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.

(w)              The statistical, industry-related and market-related data included, or incorporated by reference, in the Disclosure Package and the Final Offering Document are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(x)              Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, no action, suit or proceeding by or before any Government Authority involving the Company or any of its subsidiaries or their property or assets is pending or, to the best knowledge of the Company, threatened, involving or in any way relating to (i) this Agreement or the Brazilian Underwriting Agreement, or the transactions contemplated herein or therein or (ii) any other matter, except for (in the event of (i) and (ii)) actions, suits and proceedings that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of or in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Government Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.

(y)              Each of the Company and each of its Material Subsidiaries has good and marketable title to all of its properties and assets and owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of the Company under which the Company holds properties are in full force and effect; and the Company has not had any notice that any material claim of any sort has been asserted by anyone adverse to the Company’s rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

(z)              Deloitte Touche Tohmatsu Auditores Independentes Ltda. (“Deloitte”), who have (i) reviewed the Company’s financial statements and financial information and results as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022, (ii) certified the audited consolidated financial statements of the Company and supporting schedules and information of the Company and its consolidated subsidiaries

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and delivered their reports with respect to the audited consolidated financial statements and other financial information included in the Disclosure Package and the Final Offering Document relating to the Company and its consolidated subsidiaries for the years ended December 31, 2022, 2021 and 2020, and (iii) are independent registered public accountants within the meaning of the applicable requirements of Regulation S-X under the Securities Act, the Exchange Act, and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are certified public accountants with respect to the Company under the standards established by the local authorities in Brazil.

(aa)              Each of the Company and each of its subsidiaries has filed or caused to be filed all material tax returns which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by any Government Authority (other than those, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and no material claims are being asserted with respect to any such taxes, assessments, fees or other charges (other than those, the amount or validity of which is currently being contested in good faith by appropriate proceedings).

(bb)              The Company and its Material Subsidiaries are insured by insurers that the Company reasonably believes to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged, except when the failure to do so would not have a Material Adverse Effect; and neither of the Company nor any Material Subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)              The Company and its Material Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(dd)              It is not necessary under the laws of Brazil that any of the holders of the Offered Securities be licensed, qualified or entitled to carry on business in Brazil by reason of the execution, delivery, performance or enforcement of the Transaction Documents.

(ee)              The Company and each of its Material Subsidiaries each maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or

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specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (vi) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)              The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(gg)              The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Registration Statement, the Disclosure Package and the Final Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii), and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document or as would not have a Material Adverse Effect, neither of the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Company or any such subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.

(hh)              In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has

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reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ii)              The Company and the Company’s obligations under the Transaction Documents are subject to civil and commercial law and to suit, and the execution, delivery and performance of the Transaction Documents by the Company constitute private and commercial acts rather than public or governmental acts. Except for certain assets of the Company and its subsidiaries that are considered essential for the rendering of public services under any concession, lease or license agreement (bens vinculados à concessão or bens reversíveis) to which the Company or any of its subsidiaries is a party, according to the general principles of continuation and preservation of public service under Brazilian law, neither the Company nor any of its properties, assets or revenues has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian or U.S. federal or New York state courts, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Transaction Documents.

(jj)              The submission of the Company to the nonexclusive jurisdiction of the state and federal courts in the Borough of Manhattan, City of New York, New York in Section 16 hereof is legal, valid and binding under the laws of Brazil; the appointment by the Company of Cogency Global Inc., with offices located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent for the purpose described in Section 16 below is legal, valid and binding under the laws of Brazil provided, however, that if any suit is brought against the Company, service of process upon it, if made in Brazil, must be effected in accordance with Brazilian law; and the choice of law provision set forth in Section 17 below is legal, valid and binding under the laws of Brazil.

(kk)              Any final judgment for any amount payable by the Company rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the Superior Court of Justice of Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, provided that such confirmation will be granted only if such judgment (i) is for payment of a sum of money certain; (ii) fulfills all formalities required for its enforceability under the laws of the State of New York; (iii) is issued by a competent court after service of process on the Company, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Company’s absence has been given, as required under applicable law; (iv) is effective (not subject to appeal) in the State of New York; (v) is authenticated by a Brazilian consulate in the State of New York and is accompanied by a sworn translation in Portuguese (if such foreign judgment was authenticated in a country that is signatory of

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the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, applicable in Brazil as from August 14, 2016, authentication by a Brazilian Diplomatic Office or Consulate is not required); (vi) is not contrary to Brazilian national sovereignty, public policy or public morality; (vii) does not violate a final and non-appealable decision issued by a Brazilian court; (viii) does not violate the exclusive jurisdiction of Brazilian courts; and (ix) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory.

(ll)              No holder of the Offered Securities nor the International Agents will be deemed resident, domiciled or carrying on business or subject to taxation in Brazil solely by the execution, delivery, performance or enforcement of this Agreement or by virtue of the ownership or transfer of the Offered Securities or the receipt of payment thereon assuming that such person does not have a fixed base in Brazil and that such person is not a resident of Brazil.

(mm)              There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein on or by virtue of the execution or delivery of this Agreement, other than (A) any tax, levy, impost, deduction, charge or withholding imposed on the International Agents and other institutions that participate in the International Offering due to any reimbursement or remuneration of the International Agents, (B) a registration fee (taxa de fiscalização) payable to the CVM, (C) listing and distribution fees payable to the B3, (D) a fee payable to ANBIMA, (E) registration fees payable to the commercial registry (JUCEPAR – Junta Comercial do Estado do Paraná) related to the registration of any corporate acts with reference to the Global Offering, and (F) the Income Tax (Imposto de Renda das Pessoas Jurídicas IRPJ), the Withholding Income Tax (Imposto de Renda Retido na Fonte IRRF), the Social Contribution on Profits (Contribuição Social sobre Lucro Líquido CSLL), the Social Contribution on Gross Revenues or on Import of Services (Programa de Integração Social PIS and Contribuição para Financiamento da Seguridade Social COFINS), the Tax on Services (Imposto sobre Serviços de Qualquer Natureza ISS), the Tax on Foreign Exchange Financial Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguros ou relativos a Títulos e Valores Mobiliários IOF) and the Contribution on Economic Intervention (Contribuição de Intervenção no Domínio Econômico CIDE), as applicable.

(nn)              To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Brazil, it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil or in respect of any such document, other than (A) (i) the notarization of the signatures of the parties signing outside Brazil by a notary public licensed to act as such under the laws of the place of signing and the signature, capacity and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which the signature of such notary public must be legalized (authenticated) by a Brazilian consulate official; and (ii) the subsequent translation of the relevant document into Portuguese by a Brazilian certified translator; or (iii) the registrations of the relevant document, together

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with their certified Portuguese translation, with the competent registry of titles and deeds in Brazil, which registration can be made at any time before judicial enforcement in Brazil.

(oo)              Neither the Company nor any of its subsidiaries, nor any director or executive officer of the Company or any of its subsidiaries, nor, to the best knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or offered any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) is aware of or has taken any action, directly or indirectly, that would result (A) in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the UK Bribery Act 2010 or the Law No. 12,846 of 2013—Brazilian Anti-Corruption Law (collectively, the “Anti-Corruption Laws”) or (B) in a violation of any similar law or regulation on preventing and fighting corruption, fraud, money laundering, administrative misconduct or fraud in bidding proceedings to which the Company or any of its subsidiaries is subject. The Company has instituted and maintained policies and procedures reasonably designed to achieve compliance with the Anti- Corruption Laws. No part of the proceeds received by the Company in connection with the offer and sale of the Offered Securities will be used, directly or indirectly, in violation by Company of any applicable Anti-Corruption Laws.

(pp)              No part of the proceeds of the sale of the Offered Securities will be used by the Company for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(qq)              The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Directives (including implementing measures in European member states), the UK’s Proceeds of Crime Act 2002, Brazilian Law 9613/98 (as amended), the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(rr)              Neither the Company, nor any of its subsidiaries, nor any director or executive officer of the Company or any of its subsidiaries, nor, to the best knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of

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State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, Russia, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea (as defined and interpreted in applicable Sanctions Laws and Regulations), the territories of Donetsk, Luhansk, Zaporhizhia and Kherson (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in each case, in violation of applicable Sanctions, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in each case, in violation of applicable Sanctions.

(ss)              No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, that could result in a Material Adverse Effect.

(tt)              The Company has not received any notice from the B3 regarding the delisting of the Offered Securities from the B3.

(uu)              Based on its audited consolidated financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not anticipate that it will be classified as a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended and the regulations published thereunder for the taxable year ended December 31, 2023 or in the foreseeable future.

(vv)              Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, no approvals are currently required in Brazil in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares; and under current laws and regulations of Brazil, any amounts payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Common Shares may be paid by the Company in U.S. dollars and freely transferred out of Brazil. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, no such payments made to holders of Common Shares who are non-residents of Brazil currently are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and such payments will be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein.

(ww)              The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act and (ii) has

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not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Testing-the-Waters Communication means any communication with potential investors undertaken in reliance on Rule 163B of the Securities Act.

(xx)              As of the Initial Sale Time, none of (A) the Pre-Pricing Prospectus, (B) any free writing prospectus, when considered together with the Pre-Pricing Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Pre-Pricing Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(yy)              Except as would not have a Material Adverse Effect, (i)(x) there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, (ii) the Company and its subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(zz)              There is no material inconsistency between (i) the information contained in each of the Preliminary Brazilian Prospectus and the Final Brazilian Prospectus, on the one hand, and (ii) the information contained in each of the Pre-Pricing Prospectus and the Disclosure Package, on the other hand, except in each case for differences in form pursuant to reporting requirements applicable to each of the Preliminary Brazilian Prospectus and Final Brazilian Prospectus.

(aaa)              The engagement and hiring of the Brazilian Underwriters and the International Agents, in connection with this Agreement and the Brazilian Underwriting Agreement and with the offering, sale, placement and distribution of the Offered Securities was conducted in accordance with the provisions of the laws and regulations applicable to the Company, including, but not limited to Brazilian Federal Law No. 13,303 of June 30, 2016; and an administrative procedure was conducted to document and formalize the direct procurement of the Brazilian Underwriters and the International Agents under bidding applicable waiver or lack of applicability (“dispensa ou inexigibilidade de licitação”), as well as specific rules of Brazilian law relating to the procurement of services by entities belonging, directly or indirectly, to the public administration. The Company declares and warrants that all requirements, conditions,

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authorizations and requirements provided for in the applicable legislation and regulations in relation to the formalization of this direct procurement have been duly met.

Any certificate signed by any officer or representative of the Company and required to be delivered to the International Agents, the Brazilian Underwriters, or their respective counsel at any Closing Date pursuant to Section 8 hereof in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company to each International Agent and Brazilian Underwriter as to the matters covered thereby on the date of such certificate.

Section 2.         Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to the International Agents as set forth below:

(a)              The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at no time during the period that begins on the earlier of the date of each Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at each Closing Date did or will any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or each Closing Date, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or each Closing Date, as applicable, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Final Offering Document and the date the Final Offering Document is filed with the Commission and ends at each Closing Date did or will the Final Offering Document, as amended or supplemented prior to each such Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date hereof and ends at each Closing Date did or will the Disclosure Package, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation or warranty with respect to the Agent Information, it being further understood and agreed that each International Agent’s obligations are solely with respect to the information furnished by such International Agent.

(b)              Offer or Sale by the Selling Shareholder. The Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Offered Securities, by means of any “prospectus” (within the meaning of the Securities Act), or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Securities in the International Offering, in each case other than the then most recent Pre-Pricing Prospectus.

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(c)              No Violation or Default. Neither the sale of the Offered Securities by the Selling Shareholder, the execution and delivery of this Agreement or the Brazilian Underwriting Agreement nor the consummation of any of the transactions described or contemplated herein or therein, nor the fulfillment of the terms thereof will conflict with, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Shareholder is a party or is bound or to which any of its properties or assets is subject or (ii) the Constitution of the State of Paraná, as amended to the date hereof, or any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Shareholder, except in the case of clauses (i) or (ii) or such as could not reasonably be expected to have (A) any material adverse effect on the condition (financial or otherwise), business, properties, earnings or prospects of the Selling Shareholder, or (B) any material adverse effect on the ability of the Selling Shareholder to perform its obligations under the Transaction Documents to which the Selling Shareholder is a party to (a “Selling Shareholder Material Adverse Effect”).

(d)              No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over the Selling Shareholder or any of its properties or assets is required for (x) the sale, placement and delivery, as applicable, of the Offered Securities by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement and the Brazilian Underwriting Agreement, or (y) the execution, delivery or performance by the Selling Shareholder of any of its obligations under this Agreement or the Brazilian Underwriting Agreement in the manner contemplated in the Registration Statement, the Disclosure Package and the Final Offering Document, except for (i) the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, (ii) such consents as may be required under state or foreign securities or blue sky laws, (iii) such as may be required by the securities or similar laws of any foreign jurisdiction other than Brazil in connection with the purchase, distribution and/or placement of the Offered Securities, (iv) maintenance of the Company’s adherence to the rules of B3’s Level 2 listing segment, (v) the (A) maintenance of the Company’s registration with the CVM as a category “A” publicly traded company (companhia aberta) (emissor de valores mobiliários – categoria “A” da CVM), (B) registration of the offering of the Offered Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (vi) registration of the offering of the Offered Securities by the ANBIMA, as provided for in this Agreement and in the Brazilian Underwriting Agreement, provided that such registration request shall be duly filed, as required by the regulations of ANBIMA, within 15 days of the date of the Anúncio de Encerramento da Oferta Pública de Distribuição de Ações Ordinárias da Companhia Paranaense de Energia – COPEL, (vii) such filings or consents as may be required by the by-laws and rules of FINRA in connection with the use of the Base Prospectus and the placement of the Offered Securities by the International Agents, (viii) the approval by the CVM of the offering of the Offered Securities as contemplated by the Brazilian Underwriting Agreement, which has been obtained and remains in full force and effect or will be obtained prior to the First Closing Date, (ix) such approvals as may be required from the Central Bank for any payments outside Brazil pursuant to Section 10 of this Agreement, (x) the filing with the Court of Accounts of the State of Paraná (Tribunal de Contas do Estado do Paraná –

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TCE/PR) of the legal and financial supporting documents regarding the transformation of the Company into a corporation, which have been duly filed, and (xi) the approval by the Federal Court of Accounts (Tribunal de Contas da União – TCU), in relation to the amounts to be paid by the Company for the grant bonus to renew the concession of Governador Bento Munhoz da Rocha Netto (Foz do Areia), Governador Ney Braga (Segredo) and Governador José Richa (Salto Caxias) plants, which has been obtained and remains in full force and effect on the date hereof.

(e)              Absence of Stabilization or Manipulation. Except as set forth in the Brazilian Stabilization Agreement, the Selling Shareholder has not taken any action designed to, or which could reasonably be expected to cause or result in, any stabilization or manipulation of the price of any equity security of the Company to facilitate the placement, initial sale or resale of the Offered Securities under the Exchange Act, or otherwise; provided, however, that no representation or warranty is given by the Selling Shareholder with respect to any actions of the International Agents or the Brazilian Underwriters. The Selling Shareholder has not issued and will not issue, without the prior consent of the Representatives and the Brazilian Underwriters, any stabilization announcement referring to the proposed issue of Offered Securities.

(f)              Clear Title to Securities. The Selling Shareholder now is and, at the time of delivery of the Offered Securities pursuant to this Agreement and the Brazilian Underwriting Agreement, will be, the lawful owner of the Offered Securities and has and, at the time of delivery of the Offered Securities pursuant to this Agreement and the Brazilian Underwriting Agreement, will have, valid and marketable title to the Offered Securities, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(g)              Transfer of Title to Securities. Upon the placement and sale of the Offered Securities pursuant to this Agreement and the Brazilian Underwriting Agreement, all right, title and interest in the Offered Securities to be sold by the Selling Shareholder will be transferred to the purchasers of such Offered Securities free and clear of all liens, encumbrances, security interests, claims, tag-along rights or similar rights.

(h)              Power and Authority. The Selling Shareholder has and, at the time of delivery of the Offered Securities pursuant to this Agreement and the Brazilian Underwriting Agreement will have, full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Securities Act and state securities or blue sky laws), to (i) enter into this Agreement and the Brazilian Underwriting Agreement, (ii) sell, assign, transfer and deliver the Offered Securities pursuant to this Agreement and the Brazilian Underwriting Agreement in the manner provided herein and therein and (iii) make the representations, warranties and agreements made by the Selling Shareholder herein and in the Brazilian Underwriting Agreement.

(i)              Authorization. The Selling Shareholder is duly and irrevocably authorized to execute and deliver this Agreement, the Brazilian Underwriting Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Offered Securities to be sold by the Selling Shareholder pursuant to this Agreement and the Brazilian Underwriting Agreement, and receive payment therefor pursuant hereto and thereto.

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(j)              Clean Hands; No Present Intent to Dispose of Remainder of Capital Stock. The sale of the Offered Securities to be sold by the Selling Shareholder pursuant to this Agreement and the Brazilian Underwriting Agreement, is not prompted by any information concerning the Company or any subsidiary thereof that is not set forth in the Registration Statement, the Disclosure Package or the Final Offering Document.

(k)              Taxes. On each Closing Date, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid on or prior to such Closing Date in connection with the placement, sale and/or transfer of the Offered Securities to be sold by the Selling Shareholder under this Agreement and the Brazilian Underwriting Agreement will be fully paid or provided for by the Selling Shareholder, and all laws imposing such taxes will be fully complied with.

(l)              Absence of Immunity. The Selling Shareholder and its obligations under the Transaction Documents are subject to civil and commercial law and to suit, and the execution, delivery and performance of the Transaction Documents by the Selling Shareholder constitute private and commercial acts rather than public or governmental acts. Neither such Selling Shareholder nor any of its properties, assets or revenues has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Transaction Documents, except for properties, assets or revenues that are considered public assets in Brazil (bens públicos) and assets that are essential for the rendering of public services, which under Brazilian Law are immune.

(m)              Submission to Jurisdiction. The submission of the Selling Shareholder to the nonexclusive jurisdiction of the state and federal courts in the Borough of Manhattan, City of New York, New York in Section 16 hereof is legal, valid and binding under the laws of Brazil; the appointment of Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent (the “Selling Shareholder Authorized Agent”) for the purpose described in Section 16 below is legal, valid and binding under the laws of Brazil; provided, however, that if any suit is brought against the Selling Shareholder, service of process upon it, if made in Brazil, must be effected in accordance with Brazilian law.

(n)              Enforcement of Judgments. Any final judgment for any amount payable by the Selling Shareholder rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Selling Shareholder based upon this Agreement would be declared enforceable against the Selling Shareholder by the Superior Court of Justice of Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, provided that such confirmation will be granted only if such

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judgment (i) is for payment of a sum of money certain; (ii) fulfills all formalities required for its enforceability under the laws of the State of New York; (iii) is issued by a competent court after service of process on the Selling Shareholder, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the Selling Shareholder’s absence has been given, as required under applicable law; (iv) is effective (not subject to appeal) in the State of New York; (v) is authenticated by a Brazilian consulate in the State of New York and is accompanied by a sworn translation in Portuguese (if such foreign judgment was authenticated in a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, applicable in Brazil as from August 14, 2016, authentication by a Brazilian Diplomatic Office or Consulate is not required); (vi) is not contrary to Brazilian national sovereignty, public policy, public morality or violates human dignity; (vii) does not violate a final and non-appealable decision issued by a Brazilian court; (viii) does not violate the exclusive jurisdiction of Brazilian courts; (ix) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and (x) complies with the applicable procedure under the laws of Brazil with respect to the enforcement of foreign judgments; and the Selling Shareholder is not aware of any reason why the enforcement in Brazil of such a judgment in respect of the Transaction Documents would be contrary to public policy in Brazil or any political subdivision thereof.

(o)              Certain Use of Proceeds. No part of the proceeds of the sale of the Offered Securities will be used by the Selling Shareholder for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(p)              Compliance With Anti-Corruption Laws. Neither the Selling Shareholder, nor, to the knowledge of the Selling Shareholder, any of its employees or agents (when such employees or agents are acting for or on behalf of the Selling Shareholder) have, in connection with the Company or its subsidiaries, (i) taken any action in violation of any applicable Anti-Corruption Laws any similar law or regulation on preventing and fighting corruption, fraud, money laundering, administrative misconduct or fraud in bidding proceedings to which the Selling Shareholder is subject, or (ii) otherwise made, offered, solicited, or received any unlawful payment, bribe, kickback, or other unlawful benefit. No part of the proceeds received by the Selling Shareholder in connection with the offer and sale of the Offered Securities will be used, directly or indirectly, in violation by the Selling Shareholder of any applicable Anti-Corruption Laws.

(q)              Compliance with Anti-Money Laundering Laws. The operations of the Selling Shareholder are and have been conducted in all respects in compliance with applicable Anti-Money Laundering Laws and no action, suit or proceeding by or before any applicable court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(r)              Sanctions. Neither the Selling Shareholder, nor, to the best knowledge of the Selling Shareholder, any agent or employee of the Selling Shareholder is (i) currently a Sanctioned Party or (ii) located, organized or resident in a Sanctioned Territory; and the Selling Shareholder states and agrees that it will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder or under the Brazilian

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Underwriting Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person currently subject to any Sanctions, or in any other manner, in each case as will result in a violation of Sanctions by any person or entity participating in this Agreement or the Brazilian Underwriting Agreement.

(s)              No Finder’s Fee. Except for this Agreement and the Brazilian Underwriting Agreement there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or the International Agents for a brokerage commission, finder’s fee or other like payment in connection with the offering, sale and/or placement of the Offered Securities or any of the transactions contemplated herein or in the Brazilian Underwriting Agreement.

(t)              Enforceability in New York. Each of this Agreement and the Lock-up Agreement (in the form of Schedule C) to which the Selling Shareholder is a party is in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Selling Shareholder, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of such documents in the State of New York that such document be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of such document or any other document, other than court costs, including (without limitation) filing fees.

(u)              Transaction Documents Not Contrary to National Sovereignty or Public Policy. The Selling Shareholder has no reason to believe that any of the provisions of the Transaction Documents to which it is a party are or would be deemed to be against Brazilian national sovereignty or public policy or to violate human dignity.

(v)              Absence of Residence. No holder of Offered Securities nor the International Agents will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil on a net income basis solely by virtue of the execution or delivery of this Agreement or the issuance or sale of the Offered Securities or by virtue of the ownership of an Offered Security or the receipt of payment thereon assuming that such person does not have a fixed base in Brazil and that such person is not a resident of Brazil. It is not required under the laws of Brazil or any political subdivision thereof or any authority or agency therein in order to enable (i) a holder of Offered Securities or an owner of any interest therein to enforce its respective rights under the Offered Securities or (ii) an International Agent to enforce its respective rights under any of the Transaction Documents, that it should, solely by reason of its holding of Offered Securities, if applicable, or the issuance, acceptance, execution, delivery, performance or enforcement of the Transaction Documents, as applicable, to be licensed, qualified or otherwise entitled to carry on business in Brazil or any political subdivision thereof or authority or agency therein.

(w)              Litigation. There are no pending actions, suits, claims, arbitrations, investigations or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Selling Shareholder, or any of its respective properties or assets that, if determined adversely to the Selling Shareholder, or any of its respective directors or officers, could individually or in the aggregate have a Selling Shareholder Material Adverse Effect, and no such

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actions, suits, claims, arbitrations, investigations or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Selling Shareholder’s knowledge, threatened or contemplated.

(x)              Governing Law. The choice of laws of the State of New York as the governing law of this Agreement and the Lock-up Agreement (in the form of Schedule C) to which the Selling Shareholder is a party is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil, provided, however, that with respect to Brazil (a) that these laws as interpreted are not found to contravene Brazilian public policy, national sovereignty and good morals; (b) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (c) the submission to the exclusive jurisdiction is not considered abusive by Brazilian courts; and (d) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom.

(y)              Public Procurement Rules. The engagement and hiring of the Brazilian Underwriters and the International Agents in connection with this Agreement and the Brazilian Underwriting Agreement and with the offering, sale, placement and distribution of the Offered Securities was commissioned by the Selling Shareholder to the Company and therefore is in compliance with the laws and regulations applicable to the Company, including Brazilian Federal Law No. 13,303 of June 30, 2016.

(z)              No Rights to Force a Sale; No Preemptive Rights. (i) No person has the right, contractual or otherwise, to cause the Selling Shareholder to sell to it any shares of any capital stock or other equity interests of the Company owned by the Selling Shareholder, including any of the Common Shares owned by the Selling Shareholder, and (ii) no person has any preemptive rights, resale rights, co-sale or rights of first refusal, options, warrants, or other rights to purchase, or convert or exchange any securities for any shares of any capital stock or other equity interests of the Company owned by the Selling Shareholder, including any of the Common Shares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale of the Common Shares as contemplated pursuant to the Transaction Documents or otherwise. The Selling Shareholder has no options, warrants or other rights to purchase, or rights to convert any securities for shares of capital stock of or ownership interests in the Company or any of its subsidiaries, including the Common Shares.

(aa)              Representations and Warranties of the Company. The representations and warranties of the Company contained in Section 1 of this Agreement, to the knowledge of the Selling Shareholder, are true and correct.

Section 3.         Placement by International Agents.

(a)              [reserved].

(b)              International Agents. On the basis of the representations, warranties and agreements set forth herein and, subject to the conditions set forth herein, the International Agents will act, severally and not jointly, as agents of the Brazilian Underwriters for the facilitation of the placement of the Offered Securities in connection with the International Offering.

(c)              Terms of International Placement. The Company and the Selling Shareholder understand that International Agents propose to facilitate the placement of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Securities on the terms set forth in the Disclosure Package. The Company and the Selling

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Shareholder acknowledge and agree, severally and not jointly, that the International Agents may offer, place and/or sell the Offered Securities to or through any affiliate of an International Agent and that any such affiliate may offer, place and/or sell the Offered Securities purchased or received by it to or through any International Agent.

Section 4.         Delivery and Payment. Delivery and payment for the Offered Securities will be governed by the procedures, terms and conditions set forth in the Brazilian Underwriting Agreement.

Section 5.         Representations and Warranties of the International Agents. Each International Agent represents and warrants to and agrees as to itself with the Company and the Selling Shareholder that:

(a)              Except for the stabilization activities to be carried out pursuant to the Brazilian Stabilization Agreement, it will not engage in any activity that reasonably can be expected to cause or result, in stabilization or manipulation of the price of any security, as those terms are used for purposes of the Exchange Act, of the Company to facilitate the placement of Offered Securities.

(b)              It shall facilitate the placement of the Offered Securities in the International Offering upon the terms and conditions set forth in the “Underwriting” sections in the Pre-Pricing Prospectus and the Final Offering Document.

(c)              It has not made and will not make any offer or other communication through any means relating to the Offered Securities in the International Offering that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.

The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) and (y) the Company has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping, as applicable to ineligible issuers.

Section 6.         Covenants of the Company. The Company agrees with each International Agent as follows:

(a)              The Company will furnish to the Representatives and to counsel for the International Agents, without charge, during the period referred to in paragraph (d) below, as many copies of the Registration Statement, the Disclosure Package and the Final Offering Document and any amendments and supplements thereto (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representatives) as any International Agent may reasonably request, including the delivery of copies of the Prospectus Supplement to the International Agents.

(b)              The Company will not amend or supplement, during the period specified in (d) below, the Registration Statement, the Disclosure Package or the Final Offering

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Document without the prior written consent of the Representatives, which consent will not be unreasonably withheld.

(c)              The Company will notify the Representatives in writing immediately (i) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Disclosure Package or the Final Offering Document or for any additional information, (ii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement, the Disclosure Package or the Final Offering Document, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the Disclosure Package or the Final Offering Document, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, and (v) of the receipt of any comments from the Commission. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the prompt lifting of such order.

(d)              If, during such period after the commencement of the offering of the Offered Securities, any International Agent or any dealer is required by law to deliver a prospectus, any event occurs as a result of which the Disclosure Package or the Final Offering Document, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Offering Document to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event, (ii) subject to the requirements of paragraph (b) of this Section 6, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) will supply any supplemented or amended Disclosure Package or Final Offering Document to such International Agent and counsel for such International Agent, without charge, in such quantities as such International Agent may reasonably request.

(e)              The Company will (i) prepare the Prospectus Supplement in a form reasonably satisfactory to the Representatives, (ii) file the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and (iii) advise the Representatives promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b).

(f)              The Company will promptly deliver to Davis Polk & Wardwell LLP a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing.

(g)              Prior to the completion of the distribution of the Offered Securities by the International Agents (as determined by the Representatives), the Company will not, will not permit any of its subsidiaries to and will request its affiliates not to, acquire any Offered Securities.

(h)              For so long as it is a public company in Brazil listed on the Level 2 listing segment, the Company will file any documents or reports with respect to the capital stock

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of the Company, including the Offered Securities, required to be filed with the CVM and the B3, pursuant to applicable laws and the Level 2 listing rules of the B3, including but not limited to annual audited consolidated financial statements and unaudited consolidated interim financial information, the Formulário de Referência and the Formulário Cadastral in the time period required for each such filing.

(i)              The Company will comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act, in respect of any Permitted Free Writing Prospectus.

(j)              The Company will not, will not permit any of its subsidiaries to and will request its affiliates not to, offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with the sale of the Offered Securities in the International Offering.

(k)              Except for the stabilization activities to be carried out pursuant to the Brazilian Stabilization Agreement, neither the Company, nor any of its subsidiaries or affiliates, will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities. Neither the Company nor any of its subsidiaries or affiliates will issue, without the prior consent of the Representatives and the Brazilian Underwriters, any stabilization announcement referring to the proposed issue of the Offered Securities.

(l)              Prior to each Closing Date, neither the Company nor its affiliates will issue any press release or other communications directly or indirectly or hold any press conference relating to the Offered Securities, without each Representative’s prior consent (which shall not be unreasonably withheld), unless in the judgment of either of the Company and its counsel, and after notification to each Representative, such press release or communication is required by law or except as issued or held, as the case may be, in accordance with the applicable regulations promulgated under the Securities Act.

(m)              The Company will furnish a copy of each amendment of this Agreement to each Representative.

(n)              The Company will use its reasonable best efforts to keep the Offered Securities admitted to trading on the B3 for so long as the Company is a public company. The Company shall comply with all requirements of the CVM and B3 to maintain the listing of the Offered Securities on the Level 2 listing segment of the B3 and the Company’s registration with the CVM for so long as the Company is a public company.

(o)              If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication, when considered with the Pre-Pricing Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p)              The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Pre-Pricing Prospectus and the Final Offering Document under the caption “Use of Proceeds.” The Company will not directly

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or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) for the purpose of financing or facilitating any activity that would violate the Anti-Money Laundering Laws, (ii) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (iii) to fund or facilitate any activities of or business in any Sanctioned Country or (iv) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, agent, advisor, investor or otherwise) of Sanctions or could result in the imposition of Sanctions.

(q)              The Company agrees to comply with its covenants and other agreements contained in the Brazilian Underwriting Agreement, the Brazilian Stabilization Agreement and the B3 Services Agreement.

(r)              During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Final Offering Document (the “Company Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to the Offered Securities, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares, preferred shares, units, any American depositary shares representing any of the foregoing securities, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Offered Securities to be sold hereunder), without the prior written consent of BTG Pactual US Capital, LLC. The restrictions contained in the preceding sentence shall not apply to the Offered Securities to be sold hereunder or pursuant to the Brazilian Underwriting Agreement.

Section 7.         Covenants of the Selling Shareholder. The Selling Shareholder agrees with each International Agent as follows:

(a)              The Selling Shareholder will not, at any time at or after the execution of this Agreement, offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Securities in the International Offering, in each case other than the most recent Pre-Pricing Prospectus or the Final Offering Document.

(b)              The Selling Shareholder will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any equity security of the Company to facilitate the sale and placement of the Offered Securities.

(c)              The Selling Shareholder will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Pre-Pricing Prospectus and

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the Final Offering Document under the caption “Use of Proceeds.” The Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to a subdivision thereof, joint venture partner or other person or entity (i) for the purpose of financing or facilitating any activity that would violate the Anti-Money Laundering Laws, (ii) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (iii) to fund or facilitate any activities of or business in any Sanctioned Country or (iv) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, agent, advisor, investor or otherwise) of Sanctions or could result in the imposition of Sanctions.

(d)              If any of the International Agents within the scope of an inspection conducted by a competent authority is requested by any governmental body, local authority or judicial, administrative or arbitral body with jurisdiction over its activities (“Government Request”) to provide any document or information relating to the contracting of the International Agents as agents in the International Offering (“Corroborating Documents”), the Selling Shareholder shall, upon receipt of written notice from any International Agent, promptly provide to such International Agent a copy of any Corroborating Documents that are necessary to allow such International Agent to establish a defense in connection with such inspection, except with respect to any information or documents protected by confidentiality rules or requirements, such as those pursuant to Brazilian Law No. 12,527/2011 which, in case expressly requested, shall be furnished directly to any applicable Brazilian governmental agency in accordance with the Brazilian Law n° 12,527/2011.

(e)              The Selling Shareholder will deliver to the Representatives prior to or at time of delivery of the Offered Securities a properly completed and executed United States Treasury Department Form W-8 or W-9, as applicable (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof), in order to facilitate the International Agents’ documentation of their compliance with the reporting and withholding provisions of U.S. federal income tax law in respect to the transactions herein contemplated.

(f)              The Selling Shareholder agrees to comply with its respective covenants and other agreements contained in the Brazilian Underwriting Agreement.

Section 8.         Conditions to the Obligations of the International Agents. The obligations of the International Agents to facilitate the placement of the Offered Securities on each of the Closing Dates will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder herein and in the Brazilian Underwriting Agreement on the date hereof and on each Closing Date, to the accuracy of the statements of officers of the Company and the Selling Shareholder made pursuant to the provisions hereof and of the Brazilian Underwriting Agreement, to the performance by the Company and the Selling Shareholder of their obligations hereunder and under the Brazilian Underwriting Agreement and to the following additional conditions precedent, in addition to any other conditions precedent set forth by the Brazilian Underwriting Agreement:

(a)              The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on any Closing Date and

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no proceedings for such purpose, pursuant to Section 8A under the Securities Act, shall be pending before, or threatened by, the Commission on any Closing Date.

(b)              The Company shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and all documents incorporated therein by reference shall have been filed with the Commission prior to the date of such filing, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act.

(c)              On or prior to the First Closing Date a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith shall have been delivered to the Representatives.

(d)              The representations and warranties of the Company and the Selling Shareholder in this Agreement and the Brazilian Underwriting Agreement shall be true and correct on the date hereof, and as of each Closing Date, with the same effect as if made on such Closing Date.

(e)              The Representatives shall have received from the Company letters substantially in the form of Schedule C hereto, duly executed by the Company’s directors and executive officers and addressed to the Representatives.

(f)              The Representatives shall have received from the Selling Shareholder letters substantially in the form of Schedule C hereto, duly executed by the Selling Shareholder and addressed to the Representatives.

(g)              The Representatives shall have received from Deloitte, the independent registered public accountants for the Company, (x) on the date hereof, a comfort letter dated the date hereof addressed to the International Agents, in form and substance reasonably satisfactory to the Representatives, concerning the financial statements and certain information with respect to the Company set forth in the Disclosure Package and the Final Offering Document (including the documents incorporated by reference therein) and (y) on each Closing Date, a “bring down” comfort letter, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(h)              FINRA shall have approved the underwriting arrangements contemplated herein (to the extent required).

(i)              The Company shall have furnished to the Representatives a certificate of the Company, signed by an authorized officer of the Company acceptable to the Representatives, dated each Closing Date and in form and substance reasonably satisfactory to the Representatives certifying:

(i)             that the conditions set forth in subsections (a) and (b) of this Section 8 have been satisfied;

(ii)             that no stop order suspending the effectiveness of the Registration Statement, the Disclosure Package or the Final Offering Document or any amendment or supplement thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission;

(iii)             that the representations and warranties of the Company in this Agreement and in the Brazilian Underwriting Agreement are true and correct in all material respects (unless such representations and warranties are already subject to a materiality qualifier therein, in which case such representations and warranties are true and correct in all respects) on and as of such Closing Date with the same

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effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Brazilian Underwriting Agreement at or prior to such Closing Date;

(iv)             that since the date of the most recent financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto);

(v)             as to the incumbency of the officers or representatives of the Company signing this Agreement and the other documents delivered hereunder on behalf of the Company and containing specimen signatures thereof; and

(vi)             that the Estatuto Social of the Company has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

(j)              The Selling Shareholder shall have furnished to the Representatives a certificate, signed by an authorized representative of the Selling Shareholder acceptable to the Representatives, dated each Closing Date and in form and substance reasonably satisfactory to the Representatives, certifying:

(i)             that the representations and warranties of the Selling Shareholder in this Agreement and in the Brazilian Underwriting Agreement are true and correct in all material respects (unless such representations and warranties are already subject to a materiality qualifier therein, in which case such representations and warranties are true and correct in all respects) on and as of such Closing Date with the same effect as if made on such Closing Date, and the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Brazilian Underwriting Agreement at or prior to such Closing Date.

(k)              Subsequent to the date hereof and on or prior to each Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for the purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change, or any withdrawal of any such rating.

(l)              Subsequent to the date hereof and on or prior to each Closing Date, no legislation shall have been enacted by either house of the United States or Brazilian congress or by any state legislature, no other action shall have been taken by any Government Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States, Brazil, or any other country, which would have a Material Adverse Effect.

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(m)              On each Closing Date, none of the events listed below shall have occurred and be continuing:

(i)             a default in the performance or observance by the Company or the Selling Shareholder of any covenant or agreement made by it under this Agreement or the Brazilian Underwriting Agreement;

(ii)             proceedings shall have been commenced against the Company or the Selling Shareholder under any Brazilian, United States, or other bankruptcy act or other foreign, federal or state law relating to bankruptcy or insolvency or laws relating to the relief of debtors, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions, or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of the Company or the Selling Shareholder or similar proceedings for any relief which includes or might result in, any material modification of the obligations of the Company or the Selling Shareholder under this Agreement or the Brazilian Underwriting Agreement; or

(iii)             the Company or the Selling Shareholder shall have instituted proceedings to be adjudicated insolvent or a bankrupt or shall have consented to the institution of bankruptcy or insolvency proceedings against it or shall have filed a petition or answer or consent seeking reorganization or relief under any Brazilian, United States or other bankruptcy act or any other federal or state law relating to bankruptcy or insolvency or shall have consented to the appointment of a receiver or shall have made an assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts.

(n)              Subsequent to the date hereof and on or prior to each Closing Date or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease in any of the financial line items specified in the letter or letters referred to in paragraph (e) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Offered Securities as contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto).

(o)              The Representatives shall have received a certificate, dated the date hereof and each Closing Date, in form and substance acceptable to the Representatives, signed by the Chief Financial Officer of the Company.

(p)              The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Company and the Selling Shareholder, a legal opinion (including a disclosure letter covering the Disclosure Package and the Final Offering Document), dated each Closing Date and addressed to the International Agents, in form and substance acceptable to the Representatives.

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(q)              The Representatives and the Brazilian Underwriters shall have received a legal opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) of Stocche Forbes Advogados, special Brazilian counsel for the Company, dated each Closing Date and addressed to the International Agents and the Brazilian Underwriters, in form and substance acceptable to the Representatives.

(r)              The Representatives and the Brazilian Underwriters shall have received a legal opinion of the Parana State Attorney General Office, acting as Brazilian counsel to the Selling Shareholder, dated each Closing Date and addressed to the International Agents and the Brazilian Underwriters, in form and substance acceptable to the Representatives.

(s)              The Representatives and the Brazilian Underwriters shall have received a legal opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) of Lefosse Advogados, special Brazilian counsel for the International Agents, in form and substance acceptable to the Representatives, dated each Closing Date and addressed to the International Agents and the Brazilian Underwriters (it being understood that the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass on such matters).

(t)              The Representatives shall have received a legal opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) from Davis Polk & Wardwell LLP, special United States counsel to the International Agents, in form and substance acceptable to the Representatives, dated each Closing Date and addressed to the International Agents (it being understood that the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters).

(u)              The listing of the Offered Securities on the B3 shall be in full force and effect.

(v)              The Company, the Selling Shareholder and the Brazilian Underwriters shall have executed and delivered the Brazilian Underwriting Agreement and the other agreements to be executed in connection therewith, which shall be in full force and effect on each Closing Date.

(w)              Prior to each Closing Date, the Company and the Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(x)              None of the events contemplated in Section 11 of this Agreement shall have occurred.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the International Agents, this Agreement and all obligations of the International Agents hereunder may be canceled at, or at any time prior to, such Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 will be delivered at the offices of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, New York, 10017, on each Closing Date.

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Section 9.        Expenses; No Gross-Up.

(a)              Expenses of the International Agents. Each International Agent agrees that the International Agents will pay or reimburse, as applicable, all costs and expenses relating to the offering of Offered Securities, including, without limitation, (i) all fees and expenses in connection with any pre-marketing meetings with potential investors in accordance with applicable law; (ii) except as otherwise agreed with the International Agents, all roadshow travel and any marketing expenses; (iii) all expenses in connection with printing and distributing of offering documents and any other printed materials, publications in newspapers, magazines or any other media; (iv) the cost for United States, Brazilian and any other local or international counsels for the International Agents in connection with the coordination of due diligence, drafting the offering and legal documents, certificates and opinions, and performance of any other related services required to implement the transaction; (v) all stamp and transfer taxes in respect of the transaction; (vi) all expenses in connection with meetings with, or other measures before, the Company for purposes of the transaction; and (vii) any other fees or expenses approved by the Representatives on behalf of the International Agents. For the avoidance of doubt, the obligations of the International Agents with respect to the foregoing costs and expenses shall be several, in proportion to their participation in the offering of the Offered Securities, and not joint.

(b)              Expenses of the Company and the Selling Shareholder. Each of the Company and the Selling Shareholder will pay for the following costs and expenses relating to the offering of Offered Securities: (i) all fees and expenses incurred directly by the Company or the Selling Shareholder in connection with preparing, negotiating and entering into all documents required for the transaction, and any filing or registration with or other required authorizations from, or any other measures before the SEC, the CVM, the NYSE, the B3, ANBIMA; (ii) any fees and expenses relating to the participation of the Company’s auditors, Deloitte, to provide customary “comfort” and diligence responses in connection with the transaction; (iii) all costs related to the creation and maintenance of a process agent for the Selling Shareholder and the Company, an intermediary agent or trust, if any, required in connection with the transaction; (iv) any costs incurred in connection with the (A) furnishing of any required information to the Comptroller General of Brazil (Tribunal de Contas da União), Executive, Legislative and Judiciary branches, professional associations and any other similar entities and (B) participation in meetings, pre- and post-transaction, with any such entities in subclause (A) in relation to the advice provided to the Selling Shareholder in respect of the divestment process; (v) costs and expenses related to travel and accommodation of the Company’s or the Selling Shareholder’s personnel in connection with any road show; (vi) all fees and expenses of the printer in connection with the preparation, revision and filing or registration of any documents or materials with any regulatory authorities in Brazil and the US; (vi) costs and expenses of its United States, Brazilian and any other counsel hired to represent them; (vii) any required director’s and officer’s insurance for officers and directors of the Company in respect of the International Offering; and (viii) other expenses incurred directly by the Company and the Selling Shareholder.

(c)              No Gross-up by the Selling Shareholder or the Company. The International Agents and the Brazilian Underwriters shall be solely responsible for payments of any taxes, duties, assessments or governmental charges of whatever nature

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imposed, levied, collected, withheld or assessed by or on behalf of any applicable taxing jurisdiction on the payments due by the Selling Shareholder or the Company, as applicable, to the International Agents and the Brazilian Underwriters under the Transaction Documents; provided that if the Selling Shareholder or the Company incurs such taxes, duties, assessments or governmental charges (or if the Selling Shareholder or the Company are otherwise required to withhold or deduct under applicable law from amounts otherwise due to the International Agents or the Brazilian Underwriters by the Selling Shareholder or the Company), the Selling Shareholder or the Company, as applicable, may withhold from any payment due to the International Agents or the Brazilian Underwriters, as the case may be, an amount equivalent to such taxes, duties, assessments or governmental charges (or such amount the Selling Shareholder or the Company is otherwise required to withhold or deduct under applicable law) and neither the Selling Shareholder nor the Company will pay any additional amount in relation thereto. If the Selling Shareholder or the Company (as applicable) does not so withhold with respect to payments made to the International Agents, the International Agents, shall promptly on demand reimburse, severally and not jointly on a pro rata basis based on the number of Offered Securities that such International Agent agreed to place hereunder, the Selling Shareholder or the Company, as applicable, for any such taxes, duties, assessments or governmental charges. For the avoidance of doubt, no additional amounts shall be paid by the Selling Shareholder or the Company to the International Agents in respect of any Brazilian tax imposed on the fees payable to the International Agents, and if the Selling Shareholder or the Company, as applicable, is required to pay such taxes directly, the International Agents shall promptly reimburse, severally and not jointly, the Selling Shareholder or the Company, as applicable, for such taxes on a pro rata basis (based on the number of Offered Securities that such International Agent agreed to place hereunder).

Section 10.     Indemnification and Contribution.

(a)              Subject to Section 19 below, the Company agrees to indemnify and hold harmless each International Agent, their respective affiliates, and the directors, officers, employees and agents of each International Agent and its affiliates and each person who controls any of the International Agents within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the effective date thereof and as of the date of any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package as of the date thereof, any Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (B) the Final Offering Document, or in any amendment thereof or supplement thereto, in each case as of the date thereof, any Closing Date (including, for this purpose, documents

37

incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (C) any Issuer Free Writing Prospectus, or (D) any road show or (E) any Testing-the-Waters Communication or the omission or alleged omission to state in the documents described in this Section 10(a)(ii) a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package, the Final Offering Document, any road show, any Testing-the-Waters Communication or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Agent specifically for inclusion therein (which, in the case of the International Agents, shall consist solely of the Agent Information, it being further understood and agreed that each International Agent’s obligations are solely with respect to the information furnished by such International Agent). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)              Subject to Section 19 below, the Selling Shareholder agrees to indemnify and hold harmless each International Agent, their respective affiliates, and the directors, officers, employees and agents of each International Agent and its affiliates and each person, if any, who controls any of the International Agents within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the effective date thereof and as of the date of any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package as of the date thereof, any Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (B) the Final Offering Document, or in any amendment thereof or supplement thereto, in each case as of the date thereof, any Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (C) any Issuer Free Writing Prospectus, (D) any road show or (E) any Testing-the-Waters Communication or the omission or alleged omission to state in the documents described in this Section 10(b)(ii) a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to

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reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Shareholder shall not be responsible, pursuant to this Section 10(b) and Section 16.2 of the Brazilian Underwriting Agreement, for losses, damages, expenses, liabilities or claims for an amount in excess of the gross proceeds (after underwriting discounts but before expenses and taxes) received by the Selling Shareholder from the offering, placement and sale of its Offered Securities, pursuant to the Transaction Documents.

(c)              Each International Agent agrees severally and not jointly to indemnify and hold harmless the Company, the Selling Shareholder, each of their directors, officers, employees and agents, and each person who controls the Company or the Selling Shareholder within the meaning of either the Securities Act or the Exchange Act, to the same extent (subject to the proviso set forth below) as provided in Section 10(a), but only with reference to written information furnished to the Company by or on behalf of such International Agent specifically for inclusion in the Disclosure Package and the Final Offering Document (or in any amendment or supplement thereto) (which shall consist of solely the Agent Information); provided that aggregate liability of each International Agent and its affiliated Brazilian Underwriter to the parties set forth above under this subsection (c) and Section 16 of the Brazilian Underwriting Agreement shall in no event exceed, in the aggregate, the net Agent Compensation (net of taxes) of such Brazilian Underwriter as set forth in Section 16 of the Brazilian Underwriting Agreement. This indemnity agreement will be in addition to any liability which any International Agent may otherwise have.

(d)              Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there

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may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (1) such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (y) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (2) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(e)              In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholder and each International Agent agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Selling Shareholder and the International Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company or such Selling Shareholder (on the one hand) and by the International Agents (on the other) from the offering of the Offered Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholder and each International Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholder (on the one hand) and each of the International Agents (on the other) in connection with the statements or omissions which resulted in such Losses, as well as any other equitable considerations. Benefits received by the Company and the Selling Shareholder shall be deemed to be equal to the total gross proceeds from the offering (after underwriting discounts and commissions but before deducting taxes and expenses) received by the Company and the Selling Shareholder, and benefits received by each of the International Agents shall be deemed to be equal to the total amount of the underwriting discount received by such International Agent (net of taxes) pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholder (on the one hand) or any International Agent (on the other), the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Company, the Selling Shareholder and the International Agents agrees that it would not be just and equitable if contribution pursuant to this paragraph (e) were determined by pro rata allocation (even if the International Agents were treated as one entity for such purpose) or by any other method

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of allocation which does not take account of the equitable considerations referred to in this paragraph (e). Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls the International Agents within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any International Agent shall have the same rights to contribution as such International Agent, each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, and each person who controls the Selling Shareholder within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Selling Shareholder shall have the same rights to contribution as the Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e). Notwithstanding the provisions of this Section 10, no International Agent shall be required to contribute any amount in excess of the amount by which its relevant Agent Compensation (after deducting taxes and expenses) exceeds the amount of any damage that such International Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. The International Agents’ respective obligations to contribute pursuant to this paragraph (e) are several in proportion to their respective placement commitments and not joint.

Section 11.     Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and Selling Shareholder prior to delivery of and payment for the Firm Securities on the First Closing Date, or for the Additional Securities on the Additional Closing Date, as the case may be, if at any time prior to such time (i) trading in any of the Company’s securities shall have been suspended by the B3 or the NYSE or trading in securities generally on the NYSE, NASDAQ or the B3, shall have been suspended or limited or minimum prices shall have been established on any such exchanges, or (ii) a banking moratorium shall have been declared either by U.S. Federal or New York State authorities or by the relevant banking authorities in the United Kingdom or Brazil or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (iii) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Brazil of a national emergency or war or other calamity (including any terrorist act) or any crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale, delivery or placement of the Offered Securities as contemplated by the Disclosure Package and the Final Offering Document (exclusive of any amendment or supplement thereto).

Section 12.     Representations, Covenants and Indemnities to Survive. The respective agreements, representations, covenants, warranties, indemnities and other

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statements of the Company, the Selling Shareholder or their officers and of the International Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Agent or the Company or the Selling Shareholder or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this agreement.

Section 13.     [reserved].

Section 14.     Notices.

All communications hereunder will be in writing and effective only on receipt, and shall be sent, mailed, delivered or telefaxed as follows:

(a)              Estado do Paraná
Palácio Iguaçu - Praça Nossa Senhora de Salette, s/nº - Centro Cívico
CEP 80530-909, Curitiba, Paraná
Brazil
Attention: Sr. João Carlos Ortega, Secretário de Estado da Casa Civil
Telephone: +55 (41) 3350-2594

Email: ortegajc@ccivil.pr.gov.br

(b)	Companhia Paranaense de Energia – COPEL Rua José Izidoro Biazetto, 158, Bloco A Curitiba, PR, 81200-240 Brazil Attention: Área de Relações com Investidores Telephone: +55 (41) 3331-4011

With a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
United States of America
Attention: Jonathan Mendes de Oliveira

Fax: +1 (212) 225-3999

(c)	BTG Pactual US Capital, LLC 601 Lexington Avenue, 57th Floor New York, NY 10022 United States of America Attention: Legal Department Fax: +1 (212) 293-4609
(d)	Itau BBA USA Securities, Inc. 540 Madison Avenue, 24th floor
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New York, New York 10022
United States of America
Attention: Chief Compliance Officer

Fax: +1 (212) 207-9076)

(e)	Bradesco Securities, Inc. 450 Park Avenue, 32nd Floor New York, NY 10022 Attention: Isabella Behar
(f)	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 United States of America Attention: Equity Syndicate Desk, with a copy to the Legal Department
(g)	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019 United States of America Attention: Equity Syndicate

Section 15.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

Section 16.     Jurisdiction. Each of the Company, the Selling Shareholder and the International Agents agrees that any suit, action or proceeding against them, arising out of or based upon this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, or in the competent courts of their own corporate domiciles with respect to actions brought against any of them as a defendant, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding and any right to which any of them may be entitled on account of places of residence or domicile, and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Cogency Global Inc., with offices located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its authorized agent (the “COPEL Authorized Agent”), and the Selling Shareholder has appointed the Selling Shareholder Authorized Agent, in each case upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or federal court in the City of New York, New York, by any International Agent, the directors, officers, employees and agents of any International Agent, or by any person who controls any International Agent, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company represents and warrants that the COPEL Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and

43

the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. The Selling Shareholder represents and warrants, individually and strictly as to itself, that the Selling Shareholder Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Subject to applicable law, service of process upon the COPEL Authorized Agent and the Selling Shareholder Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder, respectively.

Section 17.     Governing Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York.

Section 18.     Currency. Each reference in this Agreement to U.S. dollars is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Selling Shareholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder, as the case may be, will pay such additional amounts, in U.S. dollars as may be necessary to compensate for the shortfall. Any obligation of the Company or the Selling Shareholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

Section 19.     Waiver of Immunity. (i) Except for properties, assets or revenues of the Company and the Selling Shareholder that are governed substantially by rules deriving from public law (direito público) and, therefore, considered public assets in Brazil (bens públicos) and essential for the rendering of public services (bens vinculados aos serviços), which under Brazilian law are entitled to immunity and cannot be attached, and (ii) except that as a matter of Brazilian law, the limitation on the disposal of public property referred to in Article 100 of the Brazilian Civil Code and the procedures for enforcement of judgments contemplated by Article 100 of the Federal Constitution of Brazil, as well as assets relating to certain services that are considered essential for the rendering of public service in Brazil (bens vinculados aos serviços) which are entitled to immunity and could not be attached prior to any entry of judgment or in aid of execution upon judgment, to the extent that the Company or the Selling Shareholder or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholder as the case may be, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding,

44

from setoff or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Selling Shareholder or any other matter under or arising out of or in connection with this Agreement, the Company and the Selling Shareholder each hereby irrevocably and unconditionally waive and will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

(ii)             The properties and assets of the Selling Shareholder are considered public assets in Brazil (bens públicos) and, therefore, have right of immunity, and are subject to the limitation on the disposal of public assets referred to in Article 100 of the Brazilian Civil Code and the procedures for enforcement of judgments contemplated by Article 100 of the Federal Constitution of Brazil.

Section 20.     Waiver of Right to Trial by Jury. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE PARTIES WITH RESPECT TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY OF THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 21.     Counterparts. This Agreement may be executed in one or more counterparts (including via telecopier), each of which shall constitute an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 22.     Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Section 23.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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Section 24.     No Fiduciary, Agency or Advisory Relationship. The Company and the Selling Shareholder hereby acknowledge that the International Agents are acting solely as placement agents in connection with the offering, placement and/or sale of the Offered Securities. The Company and the Selling Shareholder further acknowledge that the International Agents are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the International Agents act or be responsible as a fiduciary, agent or advisor to the Company or the Selling Shareholder, their respective management, stockholders or creditors or any other person in connection with any activity that the International Agents may undertake or have undertaken in furtherance of the offering, purchase, placement and/or sale of the Company’s securities, either before or after the date hereof. The International Agents hereby expressly disclaim any fiduciary, agency, advisory or similar obligations to the Company and the Selling Shareholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Shareholder hereby confirm their understanding and agreement to that effect. The Company, the Selling Shareholder, and the International Agents agree that they are responsible for making their own independent judgments with respect to any such transactions and that none of the opinions or views expressed by the International Agents to the Company and the Selling Shareholder, nor any activities undertaken in connection with the transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, shall constitute recommendation, investment advice or solicitation of any action by the International Agents to the Company or the Selling Shareholder, or to any entity or natural person. The Company and the Selling Shareholder further acknowledge and agree that, although the International Agents may provide the Company and the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the International Agents are not making a recommendation to the Company or the Selling Shareholder to participate in the offering or sell any Common Shares at the purchase price under the Transaction Documents, and nothing set forth in such disclosures or documentation is intended to suggest that any International Agent is making such a recommendation. The Company and the Selling Shareholder hereby waive, to the fullest extent permitted by law, any claims that they may have against the International Agents with respect to any breach or alleged breach of any fiduciary or similar duty to either of the Company or the Selling Shareholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions. Any review by the International Agents of the Company, the Selling Shareholder and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the International Agents and shall not be on behalf of the Company or the Selling Shareholder.

Section 25.     Recognition of the U.S. Special Resolution Regimes.

(a)              In the event that any International Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under

46

the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)              In the event that any International Agent that is a Covered Entity or a BHC Act Affiliate of such International Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)              For purposes of this Section 25, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the International Agents.

Very truly yours,

BTG PACTUAL US CAPITAL, LLC, as International Agent
By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

ITAU BBA USA SECURITIES, INC., as International Agent
By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

BRADESCO SECURITIES, INC. as International Agent
By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

MORGAN STANLEY & CO. LLC, as International Agent
By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

UBS SECURITIES LLC, as International Agent
By:
Name:
Title:

By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Selling Shareholder as of the date first above written.

ESTADO DO PARANÁ
By:
Name:
Title:

By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Company as of the date first above written.

COMPANHIA PARANAENSE DE ENERGIA - COPEL

By:
Name:
Title:

By:
Name:
Title:

WITNESSES
By:
Name:
Title:

By:
Name:
Title:

[Signature Page – International Placement Facilitation Agreement]

SCHEDULE A

Brazilian Underwriter / International Agent	Number of Firm Securities	Number of Additional Securities
Banco BTG Pactual S.A. and BTG Pactual US Capital, LLC	151,022,025	22,653,303
Banco Itaú BBA S.A. and Itau BBA USA Securities, Inc.	151,022,025	22,653,303
Bradesco BBI S.A. Bradesco Securities, Inc.	82,375,650	12,356,348
Banco Morgan Stanley S.A. and Morgan Stanley & Co. LLC	82,375,650	12,356,348
UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A. and UBS Securities LLC	82,375,650	12,356,348
Total	549,171,000	82,375,650

A-1

SCHEDULE B

Permitted Free Writing Prospectuses

None.

Pricing Information Provided Orally by International Agents

Price per Offered Security to the public: R$8.25

Number of Firm Securities Sold by Company: 248,404,650

Number of Firm Securities Sold by the Selling Shareholder: 383,142,000

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SCHEDULE C

Form of Lock-up Agreement

[•], 2023

BTG Pactual US Capital, LLC
601 Lexington Avenue, 57th Floor
New York, NY 10022

Itau BBA USA Securities, Inc.
540 Madison Avenue, 24th floor
New York, New York 10022

Bradesco Securities, Inc.
540 Madison Avenue, 32nd floor
New York, New York 10022

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

As an inducement to the International Agents to execute the International Placement Facilitation Agreement (the “Placement Facilitation Agreement”) and to the Brazilian Underwriters to execute the Brazilian Underwriting Agreement, respectively, pursuant to which an offering will be made that is intended to result in an orderly market for the common shares, no par value (the “Common Shares”), of Companhia Paranaense de Energia - COPEL, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that, except for the Offered Securities placed and/or sold pursuant to the Placement Facilitation Agreement and the Brazilian Underwriting Agreement, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Company’s Common Shares, preferred shares, units or any American depositary shares representing any of the foregoing securities (collectively, the “Securities”) or any securities convertible into or exchangeable or exercisable for any Securities, enter into any swap, hedge or other arrangement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement,

C-1

without, in each case, the prior written consent of BTG Pactual US Capital, LLC. The undersigned also acknowledges and agrees that, without the prior consent of BTG Pactual US Capital, LLC, the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, in cash or otherwise. In addition, the undersigned agree that, without the prior written consent of BTG Pactual US Capital, LLC, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the date of the final prospectus relating to the International Offering (the “Public Offering Date”).

Any Securities acquired by the undersigned in the open market following the Public Offering Date will not be subject to this Lock-Up Agreement. A transfer of Securities [(i) as a bona fide gift or gifts, (ii) to an immediate family member or trust for the direct or indirect benefit of the undersigned and/or the immediate family and/or Affiliate (as such term is defined in Rule 405 under the Act)]1, or (iii) to the undersigned subsidiaries or other controlled entities or Affiliates of the undersigned, may be made, provided in each case the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned acknowledges and agrees that the International Agents have not provided any recommendation or investment advice nor have the International Agents solicited any action from the undersigned with respect to the public offering of the Common Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the International Agents may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you

1 For D&Os only.

C-2

in connection with the public offering, the International Agents are not making a recommendation to you to participate in the public offering or sell any Common Shares at the price determined in the public offering, and nothing set forth in such disclosures or documentation is intended to suggest that any International Agent is making such a recommendation.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 30, 2023.

Any defined terms used in this letter and not defined in this letter have the meanings given to such terms in the Placement Facilitation Agreement.

This agreement and any claim, controversy or dispute relating to or arising out of this agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

C-3

Very truly yours,

[•]
By:
Name:
Title:

[By:
Name:
Title:]

C-4